UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2015

Date of Report (Date of earliest event reported)

BAYING ECOLOGICAL HOLDING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51974	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Stephenson Highway Suite 310 Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

(310) 887-6391

Registrant's telephone number, including area code

Toro Ventures Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors of Baying Ecological Holding Group Inc., a Nevada corporation (the "Company"), accepted the resignation from Parsh Patel as the Secretary of the Company effective July 27, 2015. Parsh Patel remains as the President/Chief Executive Officer and Treasurer/Chief Financial and a member of the Board of Directors. The Board of Directors simultaneously accepted the consent from and appointed (i) Zhouping Jiao as the Chairman of the Board of Directors; and (ii) Yuehong Yan as the Secretary of the Company.

Therefore as of the date of this Current Report, our Board of Directors is comprised of two members: Parsh Patel and Zhouping Jiao.

Biography of Zhouping Jiao

During the past twenty years, Mr. Zhouping has been involved in the clothing industry and the agricultural industry. From 2012 to current date, Mr. Zhouping has been employed as the chief supervisor of Shaanxi Biying Ecological Industrial Development Co., Ltd., where he regularly convenes and presides over the meetings of board of supervisory, inspects the implementation of resolutions, rules and regulations of the company, and gives feedback to the Board of Directors. Mr. Zhouping is also instrumental regarding issues related to senior management personnel, supervises the daily work of departments and makes suggestions to senior management. From approximately 2008 to 2012, Mr. Zhouping was the chief executive officer of Shaanxi Haishi High-Tech Products Sales Co., Ltd., where he was involved in important decision making regarding the company's operations, vuilt the corporate culture, increased group cohesion and core competitiveness. He was also responsible for selecting products, storing and sales plan and marketing. Mr. Zhouping led the sales team to develop new clients and complete monthly and annual sales milestones and goals.

From approximately 2004 to 2008, Mr. Zhouping was the vice director in Shaanzi Haishi Venture Capital Co. Ltd., where he was involved in important decision-making regarding the company's operations, provided reforming solutions for operations and management, developed effective operational programs, built the company website. Mr. Zhouping was also responsible for corporate security management. From approximately 1999 to 2004, Mr. Zhouping was the sales manager in a clothing factory where he implemented company policies, completed monthly, quarterly and annual sales targets, organized staffs for training. Mr. Zhouping was also responsible for service work after sales and supervised the quality of sales dealers. From approximately 1993 to 1999, Mr. Zhouping was a salesman in a clothing factory where he was responsible for developing the sales market, implement sales plans according to the market situation and identify and maintain relationships with clients.

Mr. Zhouping earned a Bachelor Degree in Business Administration in 1990 from Xi'an Jiao Tong University.

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Biography of Yuehong Yan

During the past ten years, Ms. Yuehong has been involved in the administrative and managerial capacities. From June 2012 to current date, Ms. Yuehong has been the assistant to the president of Shaanxi Biying Ecological Industrial Development Co., Ltd., where she is involved in assisting the president's daily administration and management transactions, provides a comprehensive understanding of company operations and operating environment and is responsible to major businesses and public relations activities on behalf of the president. From approximately 2009 to 2012, Ms. Yuehong was an assistant to the president in Shaanxi Haishi High-Tech Products Co. Ltd, where she was involved in important business decision making regarding the company's operations, assisted the president in dailt administration and management transactions, mastered a comprehensive understanding of operational environment and was responsible for major business and public relations activities. From approximately 2005 to 2009, Ms. Yuehong was the assistant to the president in Shaanxi Haishi Venture Capital Co., Ltd., where she assisted the president's daily administration and management transactions and was involved in important decision-making of the company's operations.

Ms. Yuehong earned a Bachelor Degree in 2004 from Xi'an International University.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYING ECOLOGICAL HOLDING GROUP INC.

Date: July 27, 2015
By
/s/ Parsh Patel

Name:
Parsh Patel

Title:
Chief Executive Officer

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